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                       URBAN JUICE & SODA COMPANY LTD.

                           1356 Frances Street
                        Vancouver, British Columbia
                             Canada V5L 1Y9

              NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                              ON MAY 28, 1999

     NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the "Annual General Meeting") of Urban Juice & Soda Company Ltd. ("Urban Canada") will be held at __________________, Vancouver, British Columbia, on May 28, 1999, at _______ a.m., local time, for the following purposes:

1. to receive and consider the report of the directors of Urban Canada to the shareholders and the financial statements of Urban Canada for the year ended December 31, 1998, together with the auditors' report thereon;

2. to appoint KPMG Peat Marwick Thorne, Chartered Accountant, as auditors of Urban Canada for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the Auditors, as more particularly described under the heading "Appointment of Auditors", in the accompanying Proxy Statement/Prospectus;

3.   to elect seven persons as directors of Urban Canada;

4. to consider and, if thought fit, pass a special resolution, with or without amendment that:

     a) Urban Canada amalgamate with its wholly-owned subsidiaries, Wazu Products Ltd. Zip City Distribution Co. Vancouver Ltd. and Vancouver Island Beverage Company Ltd., under the provisions of sections 271 to 275 of the British Columbia Company Act and that the amalgamation agreement between Urban Canada, Wazu Products Ltd. Zip City Distribution Co. Vancouver Ltd. and Vancouver Island Beverage Company Ltd. is hereby approved and adopted, and that the directors of Urban Canada are authorized to take such steps as it may be necessary to implement the amalgamation agreement; and

     b) the directors of Urban Canada be authorized not to proceed with the amalgamation at any time, if, in their sole discretion, they believe it is not in the best interests of Urban Canada or if regulatory approval is not obtained.

5. to consider and, if thought fit, pass a special resolution, with or without amendment that:

     a) Urban Canada be authorized to make application to the British Columbia Registrar, the Secretary of State of the State of Wyoming (the "Secretary of State") and the Vancouver Stock Exchange for consent and approval of the continuation of Urban Canada into the state of Wyoming (the "Continuation");

     b) Urban Canada be hereby authorized to make application to the Secretary of State for a Certificate of Continuation continuing Urban Canada as if it had been originally incorporated under the WBCA;

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     c)   Urban Canada adopt the Articles of Continuance (the "Articles of
          Continuance") in the form approved by the directors of Urban Canada, to become effective when the Secretary of State issues a Certificate of Continuation continuing Urban Canada as if it had been originally incorporated under WBCA;

     d) upon the Continuation of Urban Canada into the State of Wyoming, Urban Canada be hereby authorized to file with the British Columbia Registrar a certified copy of the Wyoming Certificate of Continuation issued by the Secretary of State and request that the British Columbia Registrar remove Urban Canada from the register in British Columbia;

     e) the directors of Urban Canada be hereby authorized, in their discretion, to abandon or amend the application for continuation of Urban Canada under the WBCA without further approval of the shareholders; and

     f) the directors and officers of Urban Canada, or any one of them, be hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of Urban Canada or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of this resolution.

6. to consider and, if thought fit, pass an ordinary resolution, with or without amendment that:

     a) subject to regulatory approval, the amendment of the Stock Option Plan dated June 18, 1996, as amended (the "Plan") to authorize Urban Canada to grant stock options pursuant and subject to the terms and conditions of the Plan entitling the optionholders to purchase up to 3,000,000 common shares of Urban Canada be approved; and

     b) subject to regulatory approval, section 5.1 of the Plan be deleted in its entirety, and replacing it with the following:

          "NUMBER OF SHARES - The Committee, from time to time, may grant Options to purchase an aggregate of up to 3,000,000 Shares, subject to regulatory approval, to be made available from authorized, but unissued or reacquired, Shares. In calculating the foregoing 3,000,000 Shares, the Committee shall include all Shares subject to options outstanding prior to the Effective Date of the Plan. The foregoing number of Shares shall be adjusted, where necessary, to take account of the events referred to in Section 11 hereof."; and

7. to consider such other matters as may properly be brought before the Meeting or any adjournment thereof.


The accompanying Proxy Statement/Prospectus provides additional information relating to the matters to be dealt with at the Meeting and is supplemental to and expressly made a part of this Notice of Meeting.

If you are a registered shareholder of Urban Canada and are unable to attend the Meeting in person, please complete, date and execute the accompanying form of proxy and deposit it with Pacific Corporate Trust Company, Suite 830 - 625 Howe Street, Vancouver, British Columbia, V6C 3B8, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the Meeting.

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If you are a non-registered shareholder of Urban Canada and received these materials through a broker, a financial institution, a participant, a trustee or administrator of a self-administered retirement savings plan, retirement income fund, education savings plan, or other similar self-administered savings or investment plan registered under the INCOME TAX ACT (Canada), or a nominee of any of the foregoing that holds your security on your behalf (the "Intermediary"), please complete and return the materials in accordance with the instructions provided to you by your Intermediary.

DATED at Vancouver, British Columbia as of the ________ of _______________,
1999.

                                        By Order of the Board of Directors of

                                        URBAN JUICE & SODA COMPANY LTD.



                                        Secretary




          YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT
YOU OWN. EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL GENERAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. ANY SHAREHOLDER PRESENT AT THE ANNUAL GENERAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL GENERAL MEETING. IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, HOWEVER, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE ANNUAL GENERAL MEETING. PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.